                                    AGREEMENT
                               FOR SERVICE RESALE
                                     Between
                                  FIRSTEL, Inc.
                                       and
                          U S WEST COMMUNICATIONS, INC.

                                TABLE OF CONTENTS

                                                                            Page

I.   RECITALS & PRINCIPLES                                                    3

II.  SCOPE OF AGREEMENT                                                       4

III. DEFINITIONS                                                              4

IV.  RESALE SERVICES                                                          6

 A.  Description                                                              6

 B.  Scope                                                                    6

 C.  Ordering and Maintenance                                                 6

 D.  Reseller Responsibilities                                                9

 E.  Rates and Charges                                                       10

 F.  Collateral and Training                                                 12

 G.  Cooperation                                                             12

V.   ACCESS TO OPERATIONAL SUPPORT (OSS)                                     13

V.   DIRECTORY LISTINGS                                                      14

VI.  GENERAL PROVISIONS                                                      14

  A. Term                                                                    14

  B. Billing                                                                 14

  C. Payment                                                                 14

  D. Deposit                                                                 16

  E. Taxes                                                                   16

  F. Force Majeure                                                           16

  G. Responsibility of Each Party                                            17

  H. Limitation of Liability                                                 17

  I. Indemnification                                                         18

  J. Patents, Trademarks and Branding                                        18

  K. Warranties                                                              21

  L. Assignment                                                              21

  M. Default                                                                 21

  N. Severability                                                            21

  0. Nondisclosure                                                           22

  P. Survival                                                                24

  Q. Dispute Resolution                                                      24

  R. State Commission Arbitration Issues                                     24

  S. Governing Law                                                           24

  T. Limitation of Action                                                    25

  U. Joint Work Product                                                      25

  V. Notices                                                                 25

  W. No Third Party Beneficiaries                                            25

  X. Publicity and Advertising                                               26

  Y. Amendments or Waivers                                                   26

  Z. Most Favored Nation                                                     26

  AA. Executed In Counterparts                                               26

  BB. Headings of No force or Effect                                         26

  CC. Entire Agreement                                                       26

                                    AGREEMENT
                               FOR SERVICE RESALE

This is an Agreement for Service Resale ("Agreement"), between Firstel, Inc. ("Reseller"), a Certified Reseller and U S WEST Communications, Inc. ("USWC") (collectively, "the Parties") in which USWC will provide certain services to Reseller within the state(s) of Minnesota, South Dakota, North Dakota, Iowa, Nebraska, Montana, Wyoming, Colorado, New Mexico, Arizona, Utah, Idaho, Oregon and Washington. Where required, this Agreement or the portions of this Agreement relative to a particular state, will be submitted to the appropriate Public Utilities Commission ("Commission") and the Parties will specifically request that the Commission promptly approve this Agreement and refrain from taking any action to change, suspend or otherwise delay implementation of this Agreement. The Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

The Parties agree and understand that USWC is proposing certain provisions in this contract based, in large part, on the FCC's First Report and Order, In the Matter of Implementing of the Local Competition Provisions in the Telecommunications Act of 1996, CC Docket No. 96-98, rel. Aug. 8. 1996 ("FCC 1st Order") and the Second Report and Order and Memorandum Opinion and Order, In the Matter of Implementation of the Local Competition Provisions of the Telecommunications Act of 1996, CC Docket No. 96-98, rel. Aug. 8, 1996 ("FCC 2d Order"). To the extent that certain of the rules contained in the FCC 1St Order and the FCC 2d Order are deemed by the courts to be not effective, this contract shall be modified to comport with the final court decisions and subsequent FCC or state Commission decisions or rules issued to comply with the courts' decisions.

I.        RECITALS & PRINCIPLES

          WHEREAS, the Telecommunications Act of 1996 (the "Act") was signed into law on February 8, 1996; and

          WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

          WHEREAS, USWC is an Incumbent Local Exchange Carrier or has a majority ownership interest in local exchange companies which are Incumbent Local Exchange Carriers; and

          WHEREAS, the Telecommunications Act of 1996 has specific requirements for service resale, commonly referred to as a part of the "checklist" and USWC desires that this Agreement meet those checklist requirements; and

          WHEREAS, USWC, for itself and its Affiliates, is willing to sell services for resale, on the terms and subject to the conditions of this Agreement; and,

          WHEREAS, Reseller is a Telecommunications Carrier and has requested that USWC negotiate an Agreement with Reseller for the provision of USWC services for resale pursuant to the Act and in conformance with USWC's duties under the Act; and

          WHEREAS, the parties have arrived at this Agreement through voluntary negotiations undertaken pursuant to the Act,

          NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Reseller and USWC hereby covenant and agree as follows:

II.       SCOPE OF AGREEMENT

          A. This Agreement sets forth the terms, conditions and prices under which USWC agrees to provide services for resale. Unless otherwise provided in this Agreement, USWC will perform all of its obligations hereunder to the extent provided in the Appendices attached hereto. The Agreement includes all accompanying appendices.

          B. In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, the Act, FCC 1st and 2nd Orders, or a state Commission, (including, without limitation, the obligation of the parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

          C. The Parties acknowledge that the terms and conditions herein represent a balancing of interests important to the parties, and for that reason will, unless otherwise agreed, implement this Agreement as an integrated package without alteration of any material term or condition, or the inclusion or deletion of terms and conditions that would serve to alter a material term or condition herein unless such term or condition is altered pursuant to Section IV, E. 1 herein or to comply with a court order or an FCC or state Commission order.

III.      DEFINITIONS

          A. "Basic Exchange Telecommunications Service" means a service offered to end users which provides the end user with a telephonic connection to, and a unique local telephone number address on, the public switched telecommunications network, and which enables such end user to generally place calls to, or receive calls from, other stations on the public switched telecommunications network. Basic residence and business line services are Basic Exchange Telecommunication Services. As used solely in the context of this Agreement and unless otherwise agreed, Basic Exchange Telecommunication Services includes access to ancillary services such as 911, directory assistance and operator services.

          B. "Basic Exchange Switched features" are optional CLASS, Custom Calling, and AIN end user switched service features which include, but are not necessarily limited to: Automatic Call Back; Call Trace; Caller ID and Related Blocking Features; Distinctive Ringing/Call Waiting; Selective Call Forward; Selective Call Rejection. (See Bellcore documentation for definition.)

          C. "Commission" means the Public Utilities Commission(s) in the state(s) of Minnesota, South Dakota, North Dakota, Iowa, Nebraska, Montana, Wyoming, Colorado, New Mexico, Arizona, Utah, Idaho, Oregon and Washington.

          D. Directory Listings are any information: (1) identifying the listed names of subscribers of a telecommunications carrier and such subscribers' telephone numbers and addresses and (2) that the telecommunications carrier or an affiliate has published, caused to be published, or accepted for publication in any directory format.

          E. "Enhanced Services" means any service offered over common carrier transmission facilities that employ computer processing applications that act on format, content, code, protocol or similar aspects of the subscriber's transmitted information; that provide the subscriber with additional, different or restructured information; or involve customer interaction with stored information.

          F. "Pre-ordering and Ordering" includes the exchange of information between telecommunications carriers about current or proposed customer products and services.

          G. "Reseller" is a category of Local Exchange service providers that are certified to obtain dial tone and associated telecommunications services from another provider through the purchase of bundled finished services for resale to its end user customers.

          H. "Tariff Services" as used throughout this Agreement refers to USWC state tariffs, price lists, price schedules and catalogs.

          I. "Technically feasible". Branding of Operator Services and Directory Assistance shall be deemed technically feasible absent technical or operational concerns that prevent the fulfillment of a request by a telecommunications carrier for such branding. A determination of technical feasibility does not include consideration of economic, accounting, billing, space, or site concerns, except that space and site concerns may be considered in circumstances where there is no possibility of expanding the space available. The fact that an incumbent LEC must modify its facilities or equipment to respond to such request does not determine whether satisfying such request is technically feasible. An incumbent LEC that claims that it cannot satisfy such request because of adverse network reliability impacts must prove to the state Commission by clear and convincing evidence that such interconnection, access, or methods would result in specific and significant adverse network reliability impacts.

          J. "Telecommunications Service(s)" means the offering of telecommunications for a fee directly to the public, or to such class of users as to be effectively available directly to the public, regardless of the facilities used. As used in this definition, "telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information sent and received.

IV.       RESALE SERVICES

          A.       Description.

                   1. USWC services (as defined in Section III.A. and B.) and intraLATA toll originating from USWC exchanges (hereinafter "intraLATA toll") will be available for resale by USWC pursuant to the Act and will reference terms and conditions (except prices) in USWC tariffs, where applicable. Appendix A lists services which are available for resale under this Agreement and the applicable discounts, and is attached and incorporated herein by this reference.

                   2. The Parties agree that, at this time, certain USWC services are not available for resale under this Agreement, including but not limited to promotions of more than 90 days duration and packages of services comprised of services available for resale separately, and certain other USWC services are available for resale but at no discount, as identified in Appendix A or in individual state tariffs. The availability of services and applicable discounts identified in Appendix A or in individual tariffs are subject to change pursuant to Section IV
                            E. 1.

          B.       Scope.

                   1. Basic Exchange Telecommunications Service, Basic Exchange Switched Features and IntraLATA toll may be resold only for their intended or disclosed use and only to the same class of customer to whom USWC sells such services; e.g., residence service may not be resold to business customers.

                   2. USWC shall provide to Reseller services for resale that are equal in quality, subject to the same conditions (including the conditions in USWC's effective tariffs), within the same provisioning time intervals that USWC provides these services to others, including end users, and in accordance with any applicable state Commission service quality standards, including standards a state Commission may impose pursuant to Section 252 (e)(3) of the Act.

          C.       Ordering and Maintenance.

                   1. Reseller or Reseller's agent shall act as the single point of contact for its end users' service needs, including without limitation, sales, service design, order taking, provisioning, change orders, training, maintenance, trouble reports, repair, post-sale servicing, billing, collection and inquiry. Reseller shall make it clear to its end users that they are customers of the Reseller for resold services. Reseller's end users contacting USWC will be instructed to contact the Reseller; however, nothing in this Agreement, except as provided in Section IV.C.7(e), shall be deemed to prohibit USWC from discussing its products and services with Reseller's customers who call USWC for any reason.

                   2. Reseller shall transmit to USWC all information necessary for the installation (billing, listing and other information), repair, maintenance and post-installation servicing according to USWC's standard procedures, as described in the USWC resale operations guide that will be provided to Reseller.

                            When USWC's end user or the end user's new service provider discontinues the end user's service in anticipation of moving to another service provider, USWC will render its closing bill to end user customer effective with the disconnection. If USWC is not the local service provider, USWC will issue a bill to Reseller for that portion of the service provided to the Reseller should Reseller's end user customer, a new service provider, or Reseller request service be discontinued to the end user. USWC will notify Reseller by FAX, OSS, or other processes when end user moves to another service provider. USWC will not provide Reseller with the name of the other reseller or service provider selected by the end user.

                            The Parties agree that they will not transfer their respective end user customers whose accounts are in arrears between each other. The Parties further agree that they work cooperatively together to develop the standards and processes applicable to the transfer of such accounts.

                   3. Reseller shall provide USWC and USWC shall provide Reseller with points of contact for order entry, problem resolution and repair of the resold services.

                   4. Prior to placing orders on behalf of the end user, Reseller shall be responsible for obtaining and have in its possession Proof of Authorization ("POA"). POA shall consist of documentation acceptable to USWC of the end user's selection of Reseller. Such selection may be obtained in the following ways:

                            a.      The end user's written Letter of
                                    Authorization or LOA.

                            b. The end user's electronic authorization by use of an 800 number.

                            c. The end user's oral authorization verified by an independent third party (with third party verification as POA).

                            d. A prepaid returnable postcard supplied by Reseller which has been signed and returned by end user. Reseller will wait fourteen
                                    (14) days after mailing the postcard before placing an order to change.

                            Reseller shall make POAs available to USWC upon request. Prior to placing orders that will disconnect a line from another reseller's account the Reseller is responsible for obtaining all information needed to process the disconnect order and re-establish the service on behalf of the end user. If a Reseller is displaced by another reseller or service provider, the Reseller is responsible for coordination with the other reseller or service provider. Should an end user dispute or a discrepancy arise regarding the authority of Reseller to act on behalf of the end user, the Reseller is responsible for providing written evidence of its authority to USWC within three (3) business days. If there is a conflict between the end user designation and Reseller's written evidence of its authority, USWC shall honor the designation of the end user and change the end user back to the previous service provider. If the Reseller does not provide the POA within three (3) business days, or if the end user disputes the authority of the POA, then the Reseller must, by the end of the third business day:

                            o notify USWC to change the end user back to the previous reseller or service provider, and

                            o provide any end user information and billing records the Reseller has obtained relating to the end user to the previous reseller, and

                            o notify the end user and USWC that the change has been made,

                            o remit to USWC a charge of $100.00 ("slamming charge") as compensation for the change back to the previous reseller or service provider.

                            If an end user customer is switched from Reseller back to USWC and there is a dispute or discrepancy with respect to such change in service provider, Reseller may request to see a copy of the POA which USWC has obtained from the end user to effectuate a return to USWC as the end user's service provider. If USWC is unable to produce a POA within three (3) business days, USWC shall change the end user back to Reseller (or other previous reseller) without imposition of any Customer Transfer Charge.

                   5. Reseller shall designate Primary Interexchange Carrier (PIC) assignments on behalf of its end-users for interLATA services and intraLATA services when intraLATA presubscription is implemented.

                   6. When end user customers switch from USWC to Reseller, or to Reseller from any other reseller, such customers shall be permitted to retain their current telephone numbers if they so desire and do not change their service address to an address served by a different central office. USWC shall take no action to prevent Reseller customers from retaining their current telephone numbers.

                   7. Reseller and USWC will employ the following procedures for handling misdirected repair calls:

                            a.      Reseller and USWC will provide their
                                    respective customers with the correct
                                    telephone numbers to call for access to
                                    their respective repair bureaus.

                            b. Customers of Reseller shall be instructed to report all cases of trouble to Reseller. Customers of USWC shall be instructed to report all cases of trouble to USWC.

                            c. To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of Basic Exchange Telecommunications Service.

                            d.      Reseller and USWC will provide their
                                    respective repair contact numbers to one another on a reciprocal basis.

                            e.      Notwithstanding the provisions of Section
                                    IV. C. 1., USWC will not discuss its
                                    products and services with Reseller's
                                    customers during the course of repair calls or visits.

          D.       Reseller Responsibilities.

                   1. Reseller must send USWC complete and accurate end-user listing information for Directory Assistance, Directory, and 911 Emergency Services using USWC's resale order form and process. Reseller must provide to USWC accurate end-user information to ensure appropriate listings in any databases in which USWC is required to retain and/or maintain end-user information. USWC assumes no liability for the accuracy of information provided by Reseller.

                   2. Reseller may not reserve blocks of USWC telephone numbers, except as allowed by tariffs.

                   3. Reseller is liable for all fraud associated with Service to its end-users and accounts. USWC takes no responsibility, will not investigate, and will make no adjustments to Reseller's account in cases of fraud unless such fraud is the result of any intentional act or gross negligence of USWC. Notwithstanding the above, if USWC becomes aware of potential fraud with respect to Reseller's accounts, USWC will promptly inform Reseller and, at the direction of Reseller, take reasonable action to mitigate the fraud where such action is possible.

                   4. Reseller will indicate the date it will offer to residential and business subscribers telephone exchange services. The Reseller will provide a two year forecast within ninety (90) days of signing this Agreement. During the first year of the term of this Agreement, the forecast shall be updated and provided to USWC on a quarterly basis. Thereafter, during the term of this Agreement, Reseller will provide updated forecasts from time to time, as requested by USWC. The initial forecast will provide:

                            o The date service will be offered (by city and/or state)
                            o The type and quantity of service(s) which will be offered
                            o       Reseller's anticipated order volume
                            o       Resellers key contact personnel

                            The information provided pursuant to this paragraph shall be considered Proprietary Information under
                            Section VII. 0. of this Agreement.

                   5. In the event USWC terminates the provisioning of any resold services to Reseller for any reason, Reseller shall be responsible for providing any and all necessary notice to its end users of the termination. In no case shall USWC be responsible for providing notice to Reseller's end user customers. USWC will provide notice to Reseller of its termination of a resold service on a timely basis consistent with Commission rules and notice requirements.

          E.       Rates and Charges

                   1. Resold services as listed in Appendix A are available for resale at the applicable discount percentage or rate per minute set forth in Appendix A or at the retail tariff rates for services available for resale but excluded from the wholesale pricing arrangement in this Agreement.

                            However, state Commissions may do any of the following (collectively referred to hereinafter as "Order") during the term of this Agreement:

                                o establish wholesale discount rates through decisions in arbitration, interconnection and/or resale cost proceedings;
                                o establish other recurring and nonrecurring rates related to resale, including but not limited to Customer Transfer Charges and Slamming Charges ("Other Resale Charges"); and
                                o   order that certain services be made
                                    available for resale at specified wholesale discount rates.

                            If a state Commission orders services to be available for resale, the Parties agree that they will, on a state-by-state basis, revise Appendix A to incorporate the services determined by such Order into this Agreement, effective on the date ordered by a Commission. When a state Commission, through a decision in arbitration, identifies services that must be available for resale at wholesale discount rates, such decision shall be deemed to have defined that such services are generally available to resellers in that state. If a state Commission establishes wholesale discount rates and Other Resale Charges to be made generally available to resellers or establishes a resale tariff, the Parties agree that they will, on a state-by-state basis, revise Appendix A to incorporate such wholesale discount rates and/or Other Resale Charges into this Agreement effective on the date ordered by a Commission; provided, however, that USWC shall have a reasonable time to implement system or other changes necessary to bill the Commission ordered rates or charges.

                            The rates for those resold services initially included in the wholesale pricing arrangement under this Agreement shall be subject to true-up to the wholesale discount rates established by a Commission Order making such rates generally available to resellers or established by a resale tariff, retroactively to the effective date of this Agreement. Any true-up shall be on a service-by-service basis if wholesale discount rates are established by a Commission on such a basis.

                            Services excluded from the wholesale pricing arrangement under this Agreement as identified in Appendix A, shall be made available on a going forward basis from the date a of Commission Order that orders such services be made generally available to any reseller in the state where such a Commission Order is issued. Such services shall be available at the discount rate applicable to basic exchange business service identified in Section 2 of Appendix A; provided, however, that when a Commission order establishes wholesale discount rates for such services as generally available to resellers, Appendix A shall be revised to incorporate the wholesale discount rates generally available to resellers.

                            If a state Commission fails to issue such an Order or make effective such a tariff by the end of the first year this Agreement, either USWC or Reseller may elect to renegotiate this Section of the Agreement.

                   2. If the resold services are purchased pursuant to Tariffs and the Tariff rates change, charges billed to Reseller for such services will be based upon the new Tariff rates less the applicable wholesale discount as agreed to herein or established by resale Tariff. The new rate will be effective upon Tariff effective date.

                   3. A Customer Transfer Charge (CTC) as specified in Appendix A applies when transferring any existing account or lines to a Reseller. Tariffed non-recurring charges will apply to new installations.

                   4. A Subscriber Line Charge (SLC) will continue to be paid by the Reseller without discount to USWC for each local exchange line resold under this Agreement. All federal and state rules and regulations associated with SLC as found in the applicable tariffs also apply.

                   5. Reseller will pay to USWC the PIC change charge without discount associated with Reseller end user changes of inter-exchange or intraLATA carriers.

                   6. Reseller agrees to pay USWC when its end user activates any services or features that are billed on a per use or per activation basis subject to the applicable discount in Appendix A as such may be amended pursuant to Section IV.E.1 (e.g., continuous redial, last call return, call back calling, call trace, etc.).

                   7. Resold services are available only where facilities currently exist and are capable of providing such services without construction of additional facilities or enhancement of existing facilities. However, if Reseller requests that facilities be constructed or enhanced to provide resold services, USWC will review such requests on a case-by-case basis and determine, in its sole discretion, if it is economically feasible for USWC to build or enhance facilities. If USWC decides to build or enhance the requested facilities, USWC will develop and provide to Reseller a price quote for the construction. If the quote is accepted, Reseller will be billed the quoted price and construction will commence after receipt of payment.

                   8. Nonrecurring charges will not be discounted and will be billed at the applicable Tariff rates.

                   9. As part of the resold line, USWC provides and Reseller accepts, at this time, operator services, directory assistance, and IntraLATA long distance with standard USWC branding. Reseller is not permitted to alter the branding of these services in any manner when the services are a part of the resold line without the prior written approval of USWC. However, at the request of Reseller and where technically feasible, USWC will rebrand operator services and directory assistance in the Reseller's name, provided the costs associated with such rebranding are paid by Reseller.

          F.       Collateral and Training.

                   The Parties will jointly develop procedures regarding Reseller's use of USWC's retail product training materials. Except for any rights granted by USWC to Reseller for the use or copying of product training material, product training provided under this Agreement shall be considered "Proprietary Information" as described in Section VII. 0., and shall be subject to the terms and conditions specified therein.

          G.       Cooperation

                   The Parties agree that this Agreement involves the provision of USWC services in ways such services were not previously available and the introduction of new processes and procedures to provide and bill such services. Accordingly, the

                   Parties agree to work jointly and cooperatively in testing and implementing processes for pre-ordering, ordering, maintenance, provisioning and billing and in reasonably resolving issues which result from such implementation on a timely basis.

V.        ACCESS TO OPERATIONAL SUPPORT SYSTEMS (OSS)

          A. The Parties acknowledge that USWC is developing a proposal for access to its Operational Support Systems (OSS) to meet the requirements of the FCC's 1st and 2nd Orders and to provide Reseller and other telecommunications carriers with electronic interfaces for pre-ordering, ordering, repair and billing functions by January 1, 1997 for Plain Old Telephone services (POTs). Subsequent phases of the plan will incorporate the capabilities to support designed services for preordering, ordering and repair, which are estimated to be available between the second and third quarters of 1997. Reseller understands that USWC is proposing that these interfaces will have the necessary mediation to protect the integrity of the network and protect the privacy of customer information.

          B. The Parties further acknowledge that USWC is, or soon will be, presenting its OSS proposal to state Commissions for approval, including approval of fees or cost recovery methods that USWC may charge or use to charge Reseller in connection with the design, implementation and on-going maintenance and support of the OSS ("OSS fees"). The Parties further acknowledge that, because the OSS is still in the conceptual stage of development at the time of execution of this Agreement, USWC is unable to specify or estimate the amount of OSS fees to be charged Reseller at this time.

          C. The Parties agree that, at such time as the interfaces to USWC's OSS become operational and a state Commission approves USWC's OSS plan and establishes OSS fees or cost recovery methods, the Parties will amend this Agreement to incorporate terms and conditions regarding Reseller's access to USWC's OSS, including OSS fees, on a state-by-state basis. The Parties further agree that Reseller may terminate this Agreement if the amount of OSS fees turns out to be so excessive as to make the overall terms and conditions of this Agreement uneconomic for Reseller. In the event of such termination, Reseller shall give USWC (sixty) 60 days written notice.

          D. Prior to approval and deployment of USWC's OSS interfaces, USWC shall continue to provide all pre-ordering, ordering, repair and billing functions and services through manual procedures outlined in a separately provided Resale Resource Guide. Such manual procedures shall be available where USWC's OSS interfaces are unable to handle pre-ordering, ordering, repair and billing functions for the services available to Reseller under this Agreement.

          E. Reseller reserves the right to intervene and participate in any manner in any state Commission proceeding that addresses USWC's OSS interface proposal, including the establishment of OSS fees to the extent such participation is permitted by a Commission.

VI.        DIRECTORY LISTING.

                   USWC will accept at no charge one primary listing for each main telephone number belonging to Reseller's end user customer based on end user information provided to USWC by Reseller. USWC will place Reseller's listings in USWC's directory listing database for directory assistance purposes and will make listings available to directory publishers and other third parties. Additional terms and conditions with respect to directory listings are described in Appendix B which by this reference is incorporated and made a part of this Agreement.

VII.      GENERAL PROVISIONS

          A.       Term.

                   This Agreement shall be effective upon approval by a Commission(s) and shall continue for a period of two (2) years. Thereafter the Agreement shall continue in force and effect unless and until a new agreement, addressing all of the terms of this Agreement, becomes effective between the Parties. The Parties agree to commence negotiations on a new agreement no later than 1 1/2 years after this Agreement becomes effective. This Agreement shall be effective pursuant to Sections 251 and 252 of the Act.

          B.       Billing.

                   1. USWC shall bill Reseller and Reseller is responsible for all applicable charges for the resold services as provided herein. The Reseller shall also be responsible for all tariffed charges and charges separately identified in this Agreement associated with services that the Reseller resells to an end user under this Agreement.

                   2. USWC shall provide Reseller, on a monthly basis, within 7-10 days of the last day of the most recent billing period, in an agreed upon standard electronic billing format, billing information including (1) a summary bill, and (2) individual end user customer sub-account information consistent with the samples provided to Reseller for Reseller to render end user customer bills indicating all recurring and nonrecurring charges associated with each individual customer's account for the most recent billing period.

          C.       Payment.

                   1. Amounts payable under this Agreement are due and payable within thirty (30) days after the bill date of USWC's invoice. During the initial three billing cycles of this Agreement, Reseller and USWC agree that undisputed amounts shall be paid as provided herein. Reseller and USWC further agree that, during said three billing cycle period, they will cooperate to resolve amounts in dispute or billing process issues in a timely manner but no later than sixty
                            (60) days after the bill date of USWC's invoice or identification and notice of the billing process issue.

                            Disputed amounts will be paid within thirty (30) days following resolution of the dispute.

                   2.       After the three (3) month period outlined in Section
                            C.1. above, the Reseller will pay the bill in full within 30 days after the bill date of the invoice. Billing disputes will be processed and jointly resolved. Any disputed amounts that USWC remits to the Reseller will be credited on the next billing cycle including an interest credit of 1.5% per month compounded.

                   3. A late payment charge of 1.5% applies to all billed balances which are not paid by 30 days after the bill date shown on the invoice. USWC agrees, however, that the application of this provision will be suspended for the initial three billing cycles of this Agreement and will not apply to amounts billed during those three cycles.

                   4. USWC may discontinue processing orders for the failure by Reseller to make full payment for the resold services provided under this Agreement within thirty (30) days of the due date on Reseller's bill. USWC agrees, however, that the application of this provision will be suspended for the initial three billing cycles of this Agreement and will not apply to amounts billed during those three cycles.

                   5. USWC may disconnect for the failure by Reseller to make full payment for the resold services provided under this Agreement within sixty (60) days of the due date on Reseller's bill. Reseller will pay the tariff charge required to reconnect each end user line disconnected pursuant to this paragraph. USWC agrees, however, that the application of this provision will be suspended for the first three billing cycles under this Agreement and will not apply to amounts billed during those three cycles.

                   6. Collection procedures and the requirements for deposit are unaffected by the application of a late payment charge.

                   7. The Parties agree that this payment and dispute resolution process is a new procedure and they further agree that this Section VII. C. can be reopened for negotiation at any time within the first twelve (12) months of this Agreement.

                   8. USWC shall credit Reseller's account the amount due for any trouble or out-of-service conditions in the same manner that USWC credits the accounts of its own end-user customers and pursuant to any applicable provisions in USWC's tariffs. USWC shall reflect the amount of such credits on an individual customer telephone number basis in the billing information USWC provides Reseller.

                   9. In the event billing disputes relate to service quality issues, the dispute shall be referred to the USWC account executive assigned to Reseller who will evaluate the facts and circumstances of the service quality issues and will work with Reseller to resolve the dispute.

          D.       Deposit.

                   1. USWC may require Reseller to make a suitable deposit to be held by USWC as a guarantee of the payment of charges. Any deposit required of an existing reseller is due and payable within ten days after the requirement is imposed. The amount of the deposit shall be the estimated charges for the resold Service which will accrue for a two-month period.

                   2. When the service is terminated, or when Reseller has established satisfactory credit, the amount of the initial or additional deposit, with any interest due as set forth in applicable tariffs, will, at Reseller's option, either be credited to Reseller's account or refunded. Satisfactory credit for a reseller is defined as twelve consecutive months service as a reseller without a termination for nonpayment and with no more than one notification of intent to terminate Service for nonpayment. Interest will be paid on cash deposits at the rate applying to deposits under applicable Commission rules, regulations, or tariffs. Cash deposits and accrued interest will be credited to Resellers' account or refunded, as appropriate, upon the earlier of the termination of this Agreement or one full year of timely payments in full by Reseller. The fact that a deposit has been made does not relieve Reseller from any requirements of this Agreement.

          E.       Taxes.


                   Reseller shall be responsible for the collection, payment and remittance of all federal, state or local sales, use, excise or gross receipts taxes, fees or surcharges (collectively "Taxes") imposed on or with respect to its sale of services or equipment provided under this Agreement, except those Taxes which are explicitly required by a governmental authority to be collected by USWC. Reseller shall seek sale for resale exemptions from any applicable governmental or taxing body for payment of any and all Taxes related to Reseller's purchase of services or equipment from USWC under this Agreement. Until such time as exemptions are obtained or applicable, Reseller shall pay USWC for the amount of any such Taxes that USWC is required to pay or collect. Reseller shall in no event be liable for payment of any income taxes payable by USWC.

          F.       Force Majeure.

                   Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable control. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of non-performance and both parties shall proceed to perform with dispatch once the causes are removed or cease.

          G.       Responsibility of Each Party.

                   Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at Work Locations or, (ii) Waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and,
                   (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.

          H.       Limitation of Liability.

                   Except for indemnity obligations, each Party's liability to the other for any loss related to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

                   In no event shall either Party be liable to the other in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance or special damages, including (without limitation) damages for lost profits, lost revenues, lost savings suffered by such other Parties regardless of the form of action, whether in contract, warranty, strict liability, or tort, including (without limitation) negligence of any kind and regardless of whether the Parties know the possibility that such damages could result. Nothing contained in this Section H shall limit USWC's or Reseller's liability to the other for (i) willful or intentional misconduct (including gross negligence); (ii) bodily injury, death or damage to tangible real or tangible personal property proximately caused by USWC's or Reseller's negligent act or omission or that of their respective agents, subcontractors or employees, nor shall anything contained in this section limit the parties indemnification obligations, as specified below.

          I.       Indemnification.

                   1. Each of the Parties agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each an "Indemnitee") from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated including, but not limited to, costs and attorneys' fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damage to, or destruction of property, whether or not owned by others, resulting from the indemnifying Party's performance, breach of Applicable Law, or status of its employees, agents and subcontractors; or for failure to perform under this Agreement, regardless of the form of action.

                   2. The indemnification provided herein shall be conditioned upon:

                            a. The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim.

                            b. The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

                            c. In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party.

          J.       Patents and Trademarks.

                   1. Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other based on or arising from any claim, demand, or proceeding (hereinafter "claim") by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any third party.

                   2.       No license or affiliation.

                            a.       Nothing in this Agreement shall be
                                     construed as the grant of a license, either express or implied, with respect to any patent, copyright, logo, trademark, tradename, trade secret or any other intellectual property right now or hereafter owned, controlled or licensable by either Party. Reseller may not use any patent, copyright, logo, trademark, tradename, trade secret or other intellectual property right of USWC or its affiliates without execution of a separate agreement between the Parties.

                            b. Reseller shall not, without the express written permission of USWC, state or imply that; 1) Reseller is connected, or in any way affiliated with USWC or its affiliates or, 2) Reseller is part of a joint business association or any similar arrangement with USWC or its affiliates or, 3) USWC and its affiliates are in any way sponsoring, endorsing or certifying Reseller and its goods and services or, 4) the resold goods and services are in any way associated with or originated from USWC or any of its affiliates. Notwithstanding the above, Reseller may state in response to a specific customer inquiry concerning the origin of the resold services that "Reseller is reselling USWC services." No other statements may be made.

                   3. Notwithstanding the above, unless otherwise prohibited by USWC pursuant to an applicable provision herein, Reseller may use the phrase "(Name of Reseller) is a reseller of U S WEST Communications services" (the "Authorized Phrase") in Reseller's printed materials provided:

                            a) The Authorized Phrase is not used in connection with any goods or services other than USWC services resold by Reseller.

                            b) Reseller's use of the Authorized Phrase does not, in USWC's sole discretion, cause customers to believe that Reseller is USWC.

                            c) The Authorized Phrase, when displayed, appears only in text form (Reseller may not use the U S WEST logo) with all letters being the same font and point size. The point size of the Authorized Phrase shall be no greater than one fourth the point size of the smallest use of Reseller's name and in no even shall exceed 8 point size.

                            d)       Reseller shall provide all printed
                                     materials to USWC for its prior written
                                     approval.

                            e) If USWC determines that Reseller's use of the Authorized Phrase causes customer confusion, USWC may in it's sole discretion, immediately terminate
                                     Reseller's right to use the Authorized
                                     Phrase.

                            f) Upon termination of the Reseller's right to use the Authorized Phrase or termination of this Agreement, all permission or right to use the Authorized Phrase shall immediately cease to exist and Reseller shall immediately cease any and all such use of the Authorized Phrase. Reseller shall either promptly return to USWC or destroy all materials in its possession or control displaying the Authorized Phrase.

                   4. Reseller acknowledges the value of the marks "U S WEST" and "U S WEST Communications" (the "Marks") and the goodwill associated therewith and acknowledges that such goodwill is a property right belonging to U S WEST, Inc. and USWC respectively (the "Owners"). Reseller recognizes that nothing contained in this Agreement is intended as an assignment or grant to Reseller of any right, title or interest in or to the Marks and that this Agreement does not confer any right or license to grant sublicenses or permission to third parties to use the Marks and is not assignable. Reseller will do nothing inconsistent with the Owner's ownership of the Marks, and all rights, if any , that may be acquired by use of the Marks shall inure to the benefit of the Owners. Reseller will not adopt, use (other than as authorized in Section 3 herein,) register or seek to register any mark anywhere in the world which is identical or confusingly similar to the Marks or which is so similar thereto as to constitute a deceptive colorable imitation thereof or to suggest or imply some association, sponsorship, or endorsement by the Owners; The Owners make no warranties regarding its ownership of any rights in or the validity of the Marks.

                   5. As a condition to the access or use of patents, copyrights, trade secrets and other intellectual property (including software) owned or controlled by a third party to the extent necessary to implement this Agreement or specifically required by the then applicable federal and state rules and regulations relating to resale and access to telecommunications facilities and services, the party providing access may require the other upon written notice, from time to time, to obtain permission for such access or use, make all payments in connection with obtaining such permission, and providing evidence of such permission.

          K.       Warranties.

                   NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          L.       Assignment.

                   This Agreement is unique in nature and the result of negotiations between the Parties. As such, this Agreement can be assigned only with the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld.

          M.       Default.

                   If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for thirty (30) days after written notice thereof, the other Party may terminate this Agreement forthwith by written instrument. The failure of either Party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect.

          N.       Severability.

                   The Parties recognize that the FCC has promulgated rules addressing issues contained in this Agreement. To the extent that certain of the rules contained in the FCC 1st Order and the FCC 2d Order are deemed by the courts to be not effective, this contract shall be modified to comport with the final court decisions and subsequent FCC or state Commission decisions or rules issued to comply with the courts' decisions. If any other term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement. The Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided, however, that in the event that such invalid or unenforceable provision or provisions are essential elements of this Agreement and, in the opinion of either party, substantially impair the rights or obligations of either party, Reseller and USWC shall promptly negotiate a replacement provision or provisions. If the Parties cannot negotiate such a replacement provision or provisions, the Parties may agree to terminate the Agreement, In the event of termination as described herein, for service arrangements made available under this Agreement and existing at the time of termination, those arrangements shall continue without interruption under either a) a new agreement executed by the Parties, b) standard resale terms and conditions approved and made generally effective by the Commission, or c) tariff terms and conditions generally available to resellers. If a) does not come about, or b) or c) are not available, the Agreement shall remain in effect until a replacement provision is determined through arbitration.

          O.       Nondisclosure.

                   1. All information including, but not limited to, specifications, drawings, sketches, models, tools, technical information, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party or to which one Party provides to the other Party access (such as to a database) dealing with customer specific, facility specific, or usage specific information, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential", "Proprietary", or other similar legend, or (iii) communicated orally or by visual presentation and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party.

                   2. Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

                   3. The receiving Party acknowledges and agrees that Proprietary Information constitutes trade secrets of the disclosing Party. The receiving Party shall maintain in confidence all of the disclosing Party's Proprietary Information and shall use the disclosing Party's Proprietary Information only for performing the covenants contained, or exercising any rights granted, in this Agreement. Only the employees and agents with a need to know shall have access to the Proprietary Information and each such employee and agent shall be advised of his or her obligations under this Section O. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the parties in writing.

                   4. Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to the extent that such Proprietary Information:

                            a. was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential (evidenced by written records prepared prior to delivery by the disclosing Party);

                            b. is or becomes publicly known through no wrongful act of the receiving Party;

                            c. is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

                            d. is independently developed by receiving Party individuals who do not have access to the Proprietary Information;

                            e. is disclosed to a third person by the disclosing Party without restrictions on disclosure;

                            f.      is approved for release by written
                                    authorization of the disclosing Party; or

                            g.      is required to be made public by the
                                    receiving Party pursuant to applicable law, regulation, or governmental order, provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders where possible.

                   5. USWC grants Reseller the limited, personal, nonexclusive right and license to access and use information contained in certain of USWC's databases (Directory Assistance and Operator Services databases, certain Advanced Intelligent Network databases and Operation Support System databases) but only to the extent as specifically required by the then applicable federal and state rules and regulations relating to access to and use of such databases, as they may be amended from time to time, and for no other purpose. Without limiting the generality of the foregoing, this right and license to Reseller does not include the license and right to extract or copy (including by any manual, mechanical or electronic means) or use any such database information, in whole or in part, to enhance the quality of any of Reseller's own database services or offerings, as inputs to Reseller's or other's directory assistance or directory publishing operations or for the creation of marketing databases, in the absence of USWC's prior written consent. Reseller agrees that any and all information contained in any of such USWC's databases shall be Proprietary Information subject to the terms and conditions of this section O; provided, however, that Sections 4 a, b, and c shall not apply even though the individual parts or components of the information contained in any such databases may otherwise fall within such Sections.

                   6. Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

                   7. The Parties acknowledge that this Agreement contains commercially confidential information that may be considered Proprietary Information by either or both Parties, and agree to limit distribution of this Agreement to those individuals in their respective companies with a need to know the contents of this Agreement.

          P.       Survival.

                   Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

          Q.       Dispute Resolution.

                   Except as provided by the Act, If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents ("Dispute") cannot be settled through negotiation, it shall be resolved by arbitration conducted by a single arbitrator engaged in the practice of law, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. The laws of the state where the services subject to this Agreement are provided shall govern the construction and interpretation of this Agreement.

          R.       State Commission Arbitration Issues.

                   In the event Reseller and USWC are unable to agree on certain issues during negotiation, the Parties will identify such issues for arbitration before an appropriate state regulatory agency. Only those points identified by the Parties for arbitration will be submitted. All other terms on which the Parties reach agreement will be submitted for approval in their final form.

          S.       Governing Law.

                   This Agreement shall be deemed to be a contract made under and shall be construed, interpreted and enforced in accordance with the Act, where applicable, and the laws of the state where the services subject to this Agreement are provided and shall be subject to the exclusive jurisdiction of the courts in that state, unless otherwise provided by the Act.

                   USWC shall be responsible for obtaining and keeping in effect all Federal Communications Commission, state regulatory Commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. Reseller shall be responsible for obtaining and keeping in effect all Federal Communications Commission, state regulatory Commission, franchise authority and other regulatory approvals that may be required in connection with its offering of services to Reseller Customers contemplated by this Agreement.

          T.       Limitation of Action.

                   No arbitration demand or judicial action, regardless of form, arising out of the transaction(s) under this Agreement, whether in contract, tort, or other theory, may be brought by either party more than two (2) years after the cause of action accrues.

          U.       Joint Work Product.

                   This Agreement is the joint work product of representatives of the Parties. For convenience, it has been drafted in final form by one of the Parties. Accordingly, in the event of ambiguities, no inferences will be drawn against either Party solely on the basis of authorship of this Agreement.

          V.       Notices.

                   Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or delivered by prepaid overnight express service to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact).

                   Any notices required by or concerning this Agreement shall be sent to the Parties at the addresses shown below:

                   USWC                            Reseller

                   Katherine L. Fleming            Brad VanLeur
                   U S WEST Communications         Firstel, Inc.
                   Interconnection Services        Sales & Marketing Director
                   1801 California, Suite 4920     110 South Phillips, Suite 202
                   Denver, Colorado 80202-9184     Sioux Falls, SD 57102

                   303-896-8100 (phone)            605-332-3232 (phone)
                   303-896-9641 (fax)              605-332-8004 (fax)

                   Each Party shall inform the other of any changes in the above addresses.

          W.       No Third-Party Beneficiaries.

                   Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

          X.       Publicity and Advertising

                   Neither party shall publish or use any advertising, sales promotions or other publicity materials that use the other party's name, logo, trademarks or service marks without the prior written approval of the other party.

          Y.       Amendments or Waivers

                   Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an officer of the Party against whom such amendment, waiver or consent is claimed.

          Z.       Most Favored Nation

                   The Parties agree that the provisions of Section 252(I) of the Act shall apply, including state and federal interpretive regulations in effect from time to time.

          AA.      Executed in Counterparts

                   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

          BB.      Headings of No Force or Effect

                   The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

          CC.      Entire Agreement.

                   This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflict between the "Resale Resource Guide" and the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.


FIRSTEL, Inc.                                      U S WEST Communications, Inc.


/s/ [Illegible]                                    /s/ [Illegible]
------------------------                           ------------------------
Signature                                          Signature


/s/ Fred L. Thurman                                /s/ Katherine L. Fleming
------------------------                           ------------------------
Name Printed/Typed                                 Name Printed/Typed


President                                          Exec Director-Interconnect
------------------------                           ------------------------
Title                                              Title


3-14-97                                            3-19-97
------------------------                           ------------------------
Date                                               Date

Signature does not waive any rights of either Party to seek administrative/judicial review of all or part of the Agreement or to reform this Agreement as a result of successful administrative/judicial review and/or future settlement agreements between the Parties to this Agreement.

                                   APPENDIX A
                             LOCAL EXCHANGE SERVICES
                               RESALE OF SERVICES

The Parties agree the following charges apply to the Resale of Local Services:

1.   Nonrecurring Charges.

          a. Customer Transfer Charge (CTC): The following nonrecurring charges apply when converting a USWC account to a Reseller account or when changing an end user from one reseller to another.

Mediated access (OSS)                    USOC                Nonrecurring Charge
o    Residence
          First Line                                               $12.64
          Each Additional Line                                     $11.16
o    Business
          First Line                                               $16.80
          Each Additional Line                                     $13.93
Non-Mediated Access
(Manual)
o    Residence and Business
          First Line                                               $22.20
          Each Additional Line                                     $16.38

          b. Product Specific Nonrecurring Charge: As set forth in USWC tariffs, the product specific nonrecurring charges, without discount, will apply when additional lines or trunks are added or when the end user adds features or services to existing lines or trunks.

2. The following USWC services are available for resale at the rates listed below:

Category:                                                          Discount Rate
o    Basic Exchange Business, PBX Trunks                                12%
o    ISDN, Frame Relay                                                  12%
o    Listings, CO Features                                              12%

IntraLATA toll is available for resale at the contract toll rates listed below without application of a further wholesale discount:

             State:                           Rate Per Minute of Use
             ------                           ----------------------
               Arizona                              $ .125
               Colorado                               .14
               Idaho                                  .12
               Iowa                                   .13
               Minnesota                              .135
               Montana                                .12
               Nebraska                               .175
               New Mexico                             .155

               North Dakota                           .16
               Oregon                                 .09
               South Dakota                           .10
               Utah                                   .11
               Washington                             .11
               Wyoming                                .16

3. The following services are available for resale under this Agreement but are not included in the wholesale pricing reflected above unless and until the state public utilities Commission in a particular state orders that wholesale discount rates are generally available to resellers with respect to these products in that state:

     Basic Exchange Residence Line
     Centrex
     Private Line
     Special Access
     Public Access Lines
     Volume Discount and/or Term Arrangement (where contained in customer contracts or USWC tariffs)

4. The following services are not available for resale:

     Lifeline
     Concession Service
     Technical Trials
     Grandfathered Products and Services (except to customers currently served with such services)

                                   APPENDIX B
                               DIRECTORY LISTINGS

Directory Listings

1. Scope.

a. Reseller Listings Service ("Listings") consists of USWC placing the names, addresses and telephone numbers of Reseller's end users in USWC's listing database, based on end user information provided to USWC by Reseller. USWC is authorized to use Listings in Directory Assistance (DA) and as noted in 1.D.i or 1.D.ii.

b. Reseller will provide in standard, format, and USWC will accept at no charge, one primary listing for each main telephone number belonging to Reseller's end user customers. Primary listings are as defined for USWC end users in USWC's general exchange tariffs. Reseller will be charged for privacy listings and premium listings, e.g., additional, foreign, cross reference, informational, etc., at USWC's general exchange listing tariff rates minus the applicable standard resale discount in each state.

c. USWC will furnish Reseller the Listings format specifications. USWC cannot accept Listings with advance completion dates.

d. Reseller grants USWC a non-exclusive license to incorporate Listings information into its directory assistance database. Reseller hereby selects one of two options for USWC's use of Listings and dissemination of Listings to third parties.

EITHER:

i. Treat the same as USWC's end user listings -- No prior authorization is needed for USWC to release Listings to directory publishers or other third parties. USWC will incorporate Listings information in all existing and future directory assistance applications developed by USWC. Reseller will authorize USWC to sell and otherwise make Listings available to directory publishers including USWC's publisher affiliate for inclusion in white pages published on USWC's behalf. USWC shall be entitled to retain all revenue associated with any such sales. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

OR:

ii. Restrict to USWC's directory assistance -- Prior authorization required by Reseller for all other uses. Reseller makes its own, separate agreements with USWC, third parties and directory publishers for all uses of its listings beyond DA. USWC will sell Listings to directory publishers (including USWC's publisher affiliate for inclusion in white pages published on USWC's behalf), other third parties and USWC products only after third party presents proof of Reseller's authorization. USWC shall be entitled to retain all revenue associated with any such sales. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

e. To the extent that state tariffs limit USWC's liability with regard to Listings, the applicable state tariff(s) is incorporated herein and supersedes
Section VII.G., "Limitation of Liability", of this Agreement with respect to Listings only.

2. USWC Responsibilities.

USWC is responsible for maintaining Listings, including entering, changing, correcting, rearranging and removing Listings in accordance with Reseller orders. USWC will take reasonable steps in accordance with industry practices to accommodate non-published and non-listed listings provided that Reseller has supplied USWC the necessary privacy indicators on such Listings.

USWC will include Reseller's Listings in USWC's Directory Assistance service to ensure that callers to USWC's Directory Assistance service have non-discriminatory access to Reseller's Listings.

USWC will incorporate Reseller's Listings provided to USWC in the white pages directory published on USWC's behalf.

3. Reseller Responsibilities.

a. Reseller agrees to provide to USWC its end user names, addresses and telephone numbers in a standard format, as specified by USWC.

b. Reseller will supply its ACNA/CIC or CLCC/OCN, as appropriate, with each order to provide USWC the means of identifying Listings ownership.

c. Reseller represents and warrants the end user information provided to USWC is accurate and correct. Reseller further represents and warrants that it has reviewed all Listings provided to USWC, including end user requested restrictions on use such as non-published and non-listed. Reseller shall be solely responsible for knowing and adhering to state laws or rulings regarding Listings (e.g., no solicitation requirements in the states of Arizona and Oregon, privacy requirements in Colorado), and for supplying USWC the applicable Listing information.

d. Reseller is responsible for all dealings with and on behalf of Reseller's end users, including:

i.   All end user account activity, e.g., end user queries and complaints.
ii. All account maintenance activity, e.g., additions, changes, issuance of orders for Listings to USWC.
iii. Determining privacy requirements and accurately coding the privacy indicators for Reseller's end user information. If end user information provided by Reseller to USWC does not contain a privacy indicator, no privacy restrictions will apply.
iv.  Any additional services requested by Reseller's end users.

           SECOND AMENDMENT TO AGREEMENT FOR SERVICE RESALE (NEBRASKA)
             BETWEEN FIRSTEL, INC. AND U S WEST COMMUNICATIONS, INC.

This Second Amendment ("Second Amendment") is made and entered into by and between U S WEST Communications, Inc. ("USWC") and Firstel. Inc. ("Reseller").

                                    RECITALS

USWC and Reseller entered into that certain Agreement for Service Resale executed by Reseller on March 14, 1997 and by USWC on March 19, 1997 (the "Agreement"); and

USWC and Reseller wish to amend the Agreement for the state of Nebraska under the terms and conditions contained herein.

                                    AGREEMENT

In consideration of the mutual promises and advantages to the parties, the parties incorporate by reference and agree to the accuracy of the above recitals and further agree as follows:

1. DESCRIPTION OF AMENDMENT AND MODIFICATIONS:

      1.1 A new paragraph D shall be added to Section II (Scope) of the Agreement as follows:

      "D. This Agreement is entered into as a result of both private negotiations between the Parties and the incorporation of some of the results of arbitrated decisions by the Commission, acting pursuant to Section 252 (b) of the Act, and involving interconnection/resale agreements of other parties. The Parties have included for convenience certain rates, terms, or conditions in this Agreement which reflect rates, terms, or conditions established in some or all of those other arbitrations. Reseller acknowledges: (1) that those rates, terms, or conditions are extended only because of the arbitrated results in other dockets, (2) that USWC intends to appeal certain of those decisions, and (3) that any negotiations, appeal, stay, injunction, or similar proceeding impacting the applicability of those rates, terms, or conditions to the local service providers who were parties to those arbitrations will similarly impact the applicability of those rates, terms or conditions to Reseller. The Parties further recognize that this Agreement is subject to the generic proceedings by the Commission addressing the services in this Agreement."

      1.2 Section IV.E.1. (Resale Services/Rates and Charges) of the Agreement shall be deleted in its entirety and replaced with the following:

            "1. Resold services as listed in Appendix A are available for resale at the applicable discount percentage or rate per minute set forth in Appendix A or at the retail tariff rates for services available for resale but excluded from the wholesale pricing arrangement in this Agreement.

                  "The wholesale discounts rates in Appendix A were established as interim rates in Nebraska Docket No. C-1385 between AT&T Communications of the Midwest. Inc. and U S WEST Communications, Inc. Pursuant to 47 US.C., Section 252 (the AT&T Arbitration), Agreement for Local Wireline Network Interconnection and Service Resale, (the "AT&T Rate") and are pending the outcome of a final Commission decision in an interconnection cost docket Such rates will be subject to true-up from the date of this Agreement to the effective date of the final interconnection cost docket order.

                  "It is the intent of the Parties that, if the AT&T rate is impacted by a judicial or administrative order as described below, the AT&T Rate made available to Reseller shall be impacted in the same way and to the same extent. If the AT&T Rate or applicability of the wholesale discount rate(s) to the services set forth in Appendix A is stayed or enjoined, the Parties agree that the telecommunications services still available for resale following the stay or injunction will be available to Reseller, effective as of the date of the stay order or injunction, at a wholesale discount rate of 12% (the "Standard Rate") until such time as a nonappealable order establishes a wholesale discount rate(s). If the Standard Rate becomes effective pursuant to this paragraph, the Standard Rate will also be subject to true-up to the rate(s) established in the nonappealable order for the period that the Standard Rate was in effect. If the AT&T Rate or the applicability of the rate to the services in Appendix A is changed by a nonappealable administrative or judicial order following approval of negotiated rates, rates reached in an approved settlement agreement, a decision on appeal or other similar proceeding, such changed rate(s) will be available to Reseller, effective as of the date of the order. The AT&T Rate shall be subject to true-up to the changed rates for the period of time the AT&T Rate was in effect.

                  "USWC shall have a reasonable time to implement system or other changes necessary to bill any Commission ordered rates or services."

      1.3 Section VII.V (General Provisions/Notices) shall be amended by deleting the address listed for USWC and replacing it with the following:

             "Director-Interconnection Compliance
             150 South 5th Street, room 2800
             Minneapolis, Minnesota 55402
             612-663-3425   (phone)
             612-663-3751   (fax)"

      1.4 Appendix A to the Agreement shall be deleted in its entirety and replaced with

Attachment 1 to this Second Amendment which is attached hereto and incorporated herein and in the Agreement by this reference.

      2.    Effective Date.

      This Second Amendment shall be deemed effective upon approval by the Nebraska Public Service Commission.

      3.    Further Amendments.

      Except as modified herein, the provisions of the Agreement shall remain in full force and effect. Neither the Agreement nor this Second Amendment may be further amended or altered except by written instrument executed by an authorized representative of both parties.

      The parties intending to be legally bound have executed this Second Amendment as of the dates set forth below, in multiple counterparts, each of which is deemed an original, but all of which shall constitute one and the same instrument.


Firstel, Inc.                              U S WEST Communications, Inc.


/s/ Fred L. Thurman
----------------------------------         ---------------------------------
Signature                                  Signature

Fred L. Thurman                            Katherine L. Fleming
----------------------------------         ---------------------------------
Name Printed/Typed                         Name Printed/Typed


President                                  Executive Director-Interconnect
----------------------------------         ---------------------------------
Title                                      Title

11-6-97
----------------------------------         ---------------------------------
Date                                       Date

Signature does not waive any rights of either Party to seek administrative/judicial review of all or part of the Agreement or to reform this Agreement as a result of successful administrative/judicial review and/or future settlement agreements between the Parties to this Agreement.

                        Attachment 1 to Second Amendment
                              APPENDIX A - NEBRASKA
                   LOCAL EXCHANGE SERVICES RESALE OF SERVICES

The Parties agree the following charges apply to the Resale of Local Services:

1. Nonrecurring Charges.

       a. Customer Transfer Charge (CTC): The following nonrecurring charges apply when converting a USWC account to a Reseller account or when changing an end user from one reseller to another.

Mediated access (OSS)                   USOC                Nonrecurring Charge
o   Residence
         First Line                                                $12.64
         Each Additional Line                                      $11.16

o   Business
         First Line                                                $16.80
         Each Additional Line                                      $13.93

Non-Mediated Access (Manual)
o   Residence and Business
         First Line                                                $22.20
         Each Additional Line                                      $16.38

       b. Product Specific Nonrecurring Charge: As set forth in USWC tariffs, the product specific nonrecurring charges, without discount, will apply when additional lines or trunks are added or when the end user adds features or services to existing lines or trunks.

2. USWC telecommunications services shall be available for resale at the following discount levels:
            o Basic Business/PBX/Centrex                     18.3% discount.
            o Basic Residence                                22.5% discount
            o Business or Residence Features                 19.2% discount
            o IntraLATA Toll                                 8.5% discount
            o Private Line Service                           38.5% discount
            o Listings                                       19.2% discount
            o ISDN/ACS                                       70.9% discount
            o Busy Line Verification (BLV) and Interrupt (BLVI) 15.0% discount

       (a) The following services are not available for resale:
            o Customer Premises Equipment (separately or in a package)
            o Enhanced Services
            o Promotions equal to or less than 90 days
            o USWC Calling Cards
            o Inside Wire (including installation, sale or maintenance)
            o Dedicated or Switched Access Service

       (b) The following services are available only to the same class of customer eligible to purchase that service from USWC:
            o Grandfathered
            o Residence
            o Lifeline/Link-up